UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): January 27, 2011 (January 24, 2011)

Axiologix Education Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-161321	61-1585332
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Scarborough Dr., Suite 308E
Egg Harbor Township, NJ 08234
(Address of principal executive offices)

(609) 646-2005
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On January 24, 2011, we entered into an asset purchase agreement  with Edumedia Software Solutions Corporation (“Edumedia”) to acquire Edumedia’s assets used or held for us in connection with its E*Pad software platform in exchange for 10,000,000 shares of our common stock and $120,000 in cash payable in equal weekly installments of $2500.

Item 2.01.  Completion of Acquisition or Disposition of Assets

On January 24, 2011, we closed on the Edumedia transaction described in Item 1.01 above.

Item 3.02.  Unregistered Sales of Equity Securities

On January 24, 2011, we issued 10,000,000 shares of our common stock in the closing under the asset purchase agreement for the Edumedia transaction described in Item 1.01 above.   Our securities were offered and sold solely to an accredited investor in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended since the issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement with Edumedia Software Solutions Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2011	Axiologix Education Corporation
a Nevada corporation

By: /s/ John P. Daglis
Name: John P. Daglis
Title: President, Chief Executive Officer, Treasurer,
Principal Accounting Officer, Chief Financial
Officer and Director